--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                                (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_] Preliminary Proxy Statement              Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          Emisphere Technologies, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         EMISPHERE TECHNOLOGIES, INC.
                          765 Old Saw Mill River Road
                           Tarrytown, New York 10591

                                                              November 30, 1999

Dear Stockholder:

  You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Tuesday, January 18, 2000 at 10:00 a.m. local time at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York.

  At this meeting, you will be asked to consider and vote upon the election of one director of the Company, to approve and adopt amendments to the Company's 1991 Stock Option Plan and 1995 Non-Qualified Stock Option Plan and to ratify the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending July 31, 2000.

  The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and cordially invites you to attend the meeting in person. It is in any event important that your shares be represented and we ask that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

  Thank you for your cooperation.

                                          Very truly yours,

                                          Michael M. Goldberg, M.D.
                                          Chairman of the Board of Directors

                         EMISPHERE TECHNOLOGIES, INC.
                          765 Old Saw Mill River Road
                           Tarrytown, New York 10591

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                                            Tarrytown, New York
                                                              November 30, 1999

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EMISPHERE TECHNOLOGIES, INC. (the "Company"), a Delaware corporation, will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York on Tuesday, January 18, 2000 at 10:00 a.m. local time, for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy Statement:

    1. To elect one director;

    2. To approve and adopt an amendment to the Company's 1991 Stock Option Plan providing for an increase in the maximum number of shares of the Company's Common Stock available for issuance thereunder by 500,000;

    3. To approve and adopt an amendment to the Company's 1995 Non-Qualified Stock Option Plan providing for an increase in the maximum number of shares of the Company's Common Stock available for issuance thereunder by 200,000;

    4. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending July 31, 2000; and

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only those stockholders of record at the close of business on November 30, 1999 will be entitled to receive notice of, and vote at, said meeting. A list of stockholders entitled to vote at the meeting is open to examination by any stockholder at the principal offices of the Company, 765 Old Saw Mill River Road, Tarrytown, New York 10591.

  All stockholders are cordially invited to attend the meeting in person. In any event, please mark your votes, then date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. Please note that the accompanying form of proxy must be returned to record your vote. The proxy is revocable by you at any time prior to its exercise. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

                                          By order of the Board of Directors

                                          Charles H. Abdalian, Jr.
                                          Secretary

                         EMISPHERE TECHNOLOGIES, INC.
                          765 Old Saw Mill River Road
                           Tarrytown, New York 10591

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished to holders of the Common Stock, $.01 par value per share (the "Common Stock"), of Emisphere Technologies, Inc. (the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders to be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York on Tuesday, January 18, 2000, at 10:00 a.m. local time, and at any and all adjournments thereof. Stockholders may revoke the authority granted by their execution of proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company. The Company may also enlist the aid of brokerage houses or the Company's transfer agent in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about December 3, 1999.

  Shares of the Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them FOR the election of the nominee named herein, FOR the approval of the amendments to the 1991 Stock Option Plan and the 1995 Non-Qualified Stock Option Plan and FOR ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending July 31, 2000.

  If a quorum is present at the meeting, the nominee receiving a plurality of the votes cast will be elected as a director. A majority of the votes cast (excluding abstentions and broker non-votes) will be required for the approval of the amendments to the to the 1991 Stock Option Plan and the 1995 Non-Qualified Stock Option Plan and the ratification of the Board's selection of PricewaterhouseCoopers LLP as the Company's independent accountants.

                                    VOTING

  Only stockholders of record at the close of business on November 30, 1999 will be entitled to vote at the meeting or any and all adjournments thereof. As of November 30, 1999 the Company had outstanding 14,489,284 shares of the Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of the Common Stock registered in his or her name on the record date. A majority of all shares of the Common Stock outstanding constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

                BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN
                          STOCKHOLDERS AND MANAGEMENT

  The following table sets forth certain information, as of November 2, 1999, except as noted, regarding the beneficial ownership of the Common Stock by (i) each person or group known to the Company to be the beneficial owner of more than 5% of the Common Stock outstanding, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named below and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

                                                Amount and Nature of   Percent
  Name and Address of Beneficial Owner (1)    Beneficial Ownership (2) of Class
  ----------------------------------------    ------------------------ --------
SAFECO Corporation (3).......................        1,356,935            9.4%
 SAFECO Plaza
 Seattle, Washington 98185
Amerindo Investment Advisors Inc. and                1,065,000            7.4%
 affiliates (4)..............................
 One Embarcardero Center, Suite 2300
 San Francisco, California 94111-3162
Elan International Services Ltd. ............          940,000            6.5%
 102 St. James Court
 Flatts Smiths FL04
 Bermuda
Michael M. Goldberg, M.D. ...................        1,405,267(5)         9.0%
Howard M. Pack...............................          174,363            1.2%
Jere E. Goyan, Ph.D. ........................           84,000              *
Peter Barton Hutt, Esq. .....................           84,000              *
Mark I. Greene, M.D., Ph.D. .................           77,000              *
Joseph R. Robinson, Ph.D. ...................           46,000              *
Robert J. Levenson...........................           15,000(6)           *
Robert A. Baughman, Jr., Pharm.D., Ph.D. ....          164,968            1.1%
Lewis H. Bender..............................           85,705              *
Barry B. Kanarek, M.D., Ph.D. ...............           28,150              *
Charles H. Abdalian, Jr. ....................              --             --
All directors and executive officers as a
 group.......................................        2,164,453(5)(6)     13.2%

--------
 * Less than 1%
(1) Unless otherwise specified, the address of each beneficial owner is c/o the Company, 765 Old Saw Mill River Road, Tarrytown, New York 10591.

(2) The number of shares set forth for each director and executive officer of the Company includes the following number of shares with respect to which such individual has the right, exercisable within 60 days, to acquire beneficial ownership upon exercise of options granted by the Company:

                                                                       Number of
                                                                        Shares
                                                                       ---------
      Dr. Goldberg.................................................... 1,353,353
      Mr. Pack........................................................    84,000
      Dr. Goyan.......................................................    84,000
      Mr. Hutt........................................................    84,000
      Dr. Greene......................................................    77,000
      Dr. Robinson....................................................    46,000
      Mr. Levenson....................................................     7,000
      Dr. Baughman....................................................   160,268
      Mr. Bender......................................................    80,176
      Dr. Kanarek.....................................................    25,000
      All directors and executive officers as a group................. 2,000,797

(3) Based on a Schedule 13G filed November 10, 1999
(4) Based on a Schedule 13G/A filed February 12, 1999, Amerindo Investment Advisors Inc., a California corporation, Amerindo Investment Advisors, Inc., a Panama corporation, Alberto W. Vilar and Gary A. Tanaka share voting and dispositive power with respect to 1,065,000 shares.
(5) Does not include 130,000 shares with respect to which members of Dr. Goldberg's family have the right to acquire beneficial ownership upon exercise of options and with respect to which Dr. Goldberg disclaims beneficial ownership
(6) Includes 1,000 shares held by the Robert J. and Mira Levenson Family Foundation, with respect to which shares Mr. Levenson disclaims beneficial ownership

                       PROPOSAL I: ELECTION OF DIRECTORS

  The Board of Directors consists of seven members divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders. At this meeting, one director serving the three-year term expiring in 2003 is to be elected and Jere E. Goyan, Ph.D. has been nominated for election. The proxies given pursuant to this solicitation will be voted, unless authority is withheld, in favor of that nominee. Should the nominee become unavailable to serve for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the proxy. The Board of Directors has no reason to believe that the nominee will be unavailable. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a plurality vote of those shares voted at the meeting with respect to the election of directors.

Information Concerning Nominees and Continuing Directors

  Information regarding the person nominated as a director of the Company and those directors serving unexpired terms, including their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years, is as follows:

                                 Year
                                First
                               Elected
           Name            Age Director       Position with the Company
           ----            --- -------- --------------------------------------
Michael M. Goldberg, M.D.   40   1990   Chairman of the Board of Directors and
 (1)......................              Chief Executive Officer
Jere E. Goyan, Ph.D.......  69   1992   Director
Mark I. Greene, M.D.,       51   1995   Director
 Ph.D. (2)................
Peter Barton Hutt, Esq.     64   1992   Director
 (2)......................
Robert J. Levenson (1)....  58   1998   Director
Howard M. Pack (2)........  81   1985   Director
Joseph R. Robinson, Ph.D    60   1997   Director
 (1)......................

--------
(1) Term as a director expires in 2002.
(2) Term as a director expires in 2001.

  Michael M. Goldberg, M.D. has served as Chairman of the Board of Directors since November 1991 and Chief Executive Officer and a director of the Company since August 1990. In addition, Dr. Goldberg served as President from August 1990 to October 1995. In February 1990, Dr. Goldberg founded Montaur Capital Corporation, a health care investment banking firm. Prior thereto he was a vice president of The First Boston Corporation, and was a founding member of the firm's healthcare banking group.

  Jere E. Goyan, Ph.D. retired in 1999 as President, Chief Operating Officer and a director of Alteon, Inc., a development stage pharmaceutical company, where he started as Senior Vice President Research and Development in January 1993. Prior thereto he was a Professor of Pharmacy and Pharmaceutical Chemistry and the Dean of the School of Pharmacy at the University of California, San Francisco, and has served in various other academic, administrative and advisory positions, including that of Commissioner of the Food and Drug Administration. He currently serves as a director of Atrix Corporation, SciClone Pharmaceuticals and Boeringer Ingelheim.

  Mark I. Greene, M.D., Ph.D. has been John Eckman Professor of Medical Science, School of Medicine at the University of Pennsylvania for more than the past five years. He currently serves as a director of Ribi ImmunoChem Research, Inc., a biopharmaceutical company.

  Peter Barton Hutt, Esq., has for more than the past five years been a partner at the law firm of Covington & Burling in Washington, D.C., where he specializes in the practice of food and drug law. He currently serves as a director of the biopharmaceutical companies Interneuron Pharmaceuticals, Inc. and Sparta Pharmaceuticals, Inc.

  Robert J. Levenson has been Executive Vice President of First Data Corporation for more than the past five years. He previously held positions as a director, Senior Executive Vice President, member of the Office of the President and Chief Operating Officer of Medco Containment Services, Inc. and as a director and Group President of Automatic Data Processing, Inc. He currently serves as a director of First Data Corporation, Superior Telecom Inc. and Vestcom International, Inc.

  Howard M. Pack has served as a director of the Company since its inception in April 1985 and served as Executive Vice President of Finance from the Company's inception until October 1988.

  Joseph R. Robinson, Ph.D. has been Professor of Pharmacy and Ophthalmology at the University of Wisconsin for more than the past five years. He currently serves as a director of Cima Laboratories, Inc., a pharmaceutical company.

Meetings and Committees of the Board of Directors

  During the fiscal year ended July 31, 1999, the Board of Directors of the Company held four meetings. Each of the incumbent directors except Mr. Hutt attended more than 75% of the aggregate number of meetings held by the Board and the Committees thereof on which he served.

  The Company has an Audit Committee and a Compensation Committee of the Board of Directors. Dr. Goyan and Messrs. Hutt and Pack serve on the Audit Committee and Mr. Pack and Drs. Greene and Robinson serve on the Compensation Committee. The Audit Committee consults with the Company's independent accountants, reviews the services provided by such independent accountants and oversees the internal accounting procedures of the Company. The Audit Committee held two meetings during the fiscal year ended July 31, 1999.

  The Compensation Committee makes recommendations to the Board of Directors regarding compensation of executive officers of the Company and administers the Company's stock option plans. The Compensation Committee took all action by unanimous consent during the fiscal year ended July 31, 1999 and held no meetings.

  The Company has no standing nominating committee and no committee performing a similar function.

Compensation of Directors

  Directors receive no cash compensation in their capacity as directors. Directors who are not employees of the Company receive, pursuant to the Company's Stock Option Plan for Outside Directors (the "Directors Plan"), options to purchase shares of the Common Stock. Messrs. Hutt and Pack and Drs. Goyan and Greene have each received an initial option to purchase 70,000 shares under the Directors Plan in effect prior to January 29, 1997. Under the Directors Plan as currently in effect, Dr. Robinson and Mr. Levenson have each received an initial option to purchase 35,000 shares and Messrs. Hutt and Pack and Dr. Goyan have each received an additional option to purchase 21,000 shares. The exercise prices are $13.00 per share for the initial options granted to Dr. Goyan and Messrs. Hutt and Pack, $8.625 for the initial option granted to Dr. Greene, $23.50 for the initial option granted to Dr. Robinson, $6.125 for the initial option granted to Mr. Levenson and $13.75 for the additional options granted to Messrs. Hutt and Pack and Dr. Goyan. In the event the holder of an option ceases to serve as a director of the Company, the option may be exercised with respect to the fully vested shares within six months thereafter and will terminate immediately with respect to all unvested shares.

  In addition, for each meeting of the Board or a committee thereof attended, directors have a right to receive, pursuant to the Directors Deferred Compensation Stock Plan, a number of shares of the Common Stock, based on the closing price of the Common Stock on the date of the meeting and an amount determined by the Board as compensation for the meeting. For meetings attended during the 1999 fiscal year, Drs. Goyan, Greene and Robinson and Messrs. Levenson and Pack each earned the right to receive 487 shares and Mr. Hutt earned the right to receive 343 shares.

  During the 1999 fiscal year, Dr. Robinson was granted, pursuant to a consulting agreement with the Company, an option to purchase 30,000 shares of the Common Stock for $10.00 per share.

Voting

  The nominee receiving a plurality of the votes cast will be elected a director. Abstentions and broker non-votes will not affect the outcome of the election.

  The Board of Directors of the Company deems the election of the nominee listed above as a director to be in the best interest of the Company and its stockholders and recommends a vote "FOR" their election.

                            EXECUTIVE COMPENSATION

  The following table sets forth information regarding the aggregate compensation paid by the Company for the three fiscal years ended July 31, 1999 to the Company's Chief Executive Officer and other executive officers whose total compensation exceeded $100,000 during the last fiscal year:

                          SUMMARY COMPENSATION TABLE

                             Fiscal      Annual          Stock
Name and Principal Position   Year  Compensation (1) Option Grants     Other (2)
---------------------------  ------ ---------------- --------------    ---------
Michael M. Goldberg, M.D.
 ..........................   1999      $369,215       7,445 shares     $10,000
 Chairman of the Board and    1998       388,506       6,687 shares       9,792
 Chief Executive Officer      1997       359,880       4,985 shares(3)    4,750

Robert A. Baughman, Jr.,
 Pharm.D, Ph.D.............   1999      $212,260      79,022 shares     $ 8,907
 Senior Vice President and    1998       175,000       2,844 shares       7,000
 Director of Development      1997       195,337      22,724 shares       4,750

Lewis H. Bender ...........   1999      $180,250       3,427 shares     $ 7,420
 Senior Vice President,       1998       180,096       3,052 shares       7,000
 Business Development         1997       144,479      51,843 shares       2,748

Barry B. Kanarek, M.D.,
 Ph.D. (4).................   1999      $273,000       5,071 shares     $ 1,667
 Senior Vice President,       1998        65,625     126,611 shares         --
 Clinical
 Affairs and Chief Medical
 Officer(4)

Charles H. Abdalian, Jr.
 (5).......................   1999      $ 75,410     100,708 shares     $   --
 Vice President, Chief
 Financial
 Officer and Secretary

--------
(1) Annual compensation consists solely of base salary except that (i) Drs. Goldberg and Baughman and Mr. Bender were also paid in lieu of earned vacations $0, $15,385 and $0, respectively, during the 1999 fiscal year, $40,190, $0 and $10,096, respectively, during the 1998 fiscal year and $31,280, $22,212 and $0, respectively, during the 1997 fiscal year and
    (ii) Dr. Kanarek was also paid $48,000 in the form of a loan made in connection with his joining the Company in June of 1998 and forgiven during the 1999 fiscal year. As to each individual named, the aggregate amounts of all perquisites and other personal benefits, securities and property not included in the summary compensation table above or described below do not exceed the lesser of $50,000 or 10% of the annual compensation.
(2) Other compensation consists solely of matching contributions made by the Company under a defined contribution plan available to substantially all employees.
(3) Does not include options with respect to 562,315 shares originally granted to Dr. Goldberg in 1992 in connection with his employment agreement. By resolution of the Company's Board of Directors adopted during the 1997 fiscal year, such options were deemed for all purposes to have been granted under the Company's 1991 Stock Option Plan with respect to 262,315 shares and under the Company's 1995 Non-Qualified Stock Option Plan with respect to 300,000 shares. The Board also extended from July 31, 1997 to July 31, 2002 the expiration dates for such options.
(4) Dr. Kanarek became an executive officer of the Company in June of 1998.
(5) Mr. Abdalian became an executive officer of the Company in April of 1999.

  The following table sets forth certain information relating to stock option grants to the executive officers named above during the fiscal year ended July 31, 1999:

        STOCK OPTION GRANTS DURING THE FISCAL YEAR ENDED JULY 31, 1998

                                                                        Potential Realizable Value
                                                                        at Assumed Annual Rates of
                                                                         Stock Price Appreciation
                                                                              for Option Term
                                                                        ---------------------------
                           Number       Percent
                          of Shares    of Total    Exercise
                         Underlying  Option Shares   Price
                           Options    Granted to      per    Expiration
          Name           Granted (1) Employees (2) Share (1)    Date         5%           10%
          ----           ----------- ------------- --------- ---------- ------------ --------------
Michael M. Goldberg.....     1,429         *        $  9.69     2/1/99  $      2,443 $        2,443
                             2,342         *           7.25     5/1/99         2,997          2,997
                             2,136         *           6.59     8/1/99         2,443          2,443
                             1,538         *           9.00    11/1/99         2,443          2,443
Robert A. Baughman,         75,000       10.5%      $  9.50   12/14/08  $    448,087 $    1,135,542
 Jr.....................       677         *           9.69     2/1/99         1,158          1,158
                             1,099         *           7.25     5/1/99         1,406          1,406
                             1,157         *           6.59     8/1/99         1,324          1,324
                             1,089         *           9.00    11/1/99         1,731          1,731
Lewis H. Bender.........       677         *        $  9.69     2/1/99  $      1,158 $        1,158
                               905         *           7.25     5/1/99         1,158          1,158
                             1,073         *           6.59     8/1/99         1,228          1,228
                               772         *           9.00    11/1/99         1,228          1,228
Barry B. Kanarek........       870         *        $  9.69     2/1/99  $      1,489 $        1,489
                             1,163         *           7.25     5/1/99         1,489          1,489
                             1,301         *           6.59     8/1/99         1,489          1,489
                             1,737         *           9.00    11/1/99         2,759          2,759
Charles H. Abdalian,       100,000       13.9%      $10.625    3/23/09  $    668,201 $    1,693,351
 Jr.....................       708         *           9.00    11/1/99         1,125          1,125

--------
*  Less than 1%
(1) Options that expired or will expire in 1999 were all granted under the Company's Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan at exercise prices equal to the lower of the fair market value on the date of grant or 85% of the fair market value on the date of exercise. Options expiring in 2008 and 2009 were all granted under the Company's 1991 Stock Option Plan at prices equal to the fair market value on the date of grant.
(2) The total number of option shares granted during the 1999 fiscal year to employees includes 114,248 shares under the Company's Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan and 603,375 shares under the Company's 1991 Stock Option Plan.

  The following table sets forth information as to the exercises of options during the fiscal year ended July 31, 1999 and the number and value of unexercised options held by the executive officers named above as of July 31, 1999:

            AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                          Exercises During
                          the Fiscal Year
                         ------------------
                                                  Number of
                                              Shares Underlying     Value of Unexercised
                                             Unexercised Options  In-the-Money Options (1)
                         Number              -------------------- ------------------------
                         of Shares  Value       Exer-     Unexer-                Unexer-
Name                     Acquired  Realized    cisable    cisable Exer-cisable   cisable
----                     --------- --------  -----------  ------- ------------ ------------
Michael M. Goldberg.....   2,161   $4,862(2) 1,483,353(7) 150,000 $      1,535         --
                           2,631    2,863(3)
                           2,639   30,283(4)
                           1,505   15,404(4)
                           1,429   10,092(5)
                           2,342    4,099(6)
Robert A. Baughman,
 Jr.....................     822   $1,850(2)     160,268   50,000 $     11,635         --
                           1,064    1,158(3)
                             677    4,781(5)
                           1,099    1,923(6)
Lewis H. Bender.........   1,085   $2,441(2)      80,576   61,400 $     56,342 $     8,400
                           1,064    1,158(3)
                             677    4,781(5)
                             905    1,583(6)
Barry B. Kanarek........   1,611   $1,753(3)      25,000  100,000          --          --
                             870    6,144(5)
                           1,163    2,035(6)
Charles H. Abdalian,
 Jr.....................     --         --           --   100,000          --          --

--------
(1) Based on a closing price of $7.50 on July 31, 1999 on the Nasdaq National Market.
(2) Based on a closing price of $9.69 on August 3, 1998, the date of exercise, on the Nasdaq National Market.
(3) Based on a closing price of $7.25 on November 2, 1998, the date of exercise, on the Nasdaq National Market.
(4) Based on a closing price of $13.125 on December 28, 1999, the date of exercise, on the Nasdaq National Market.
(5) Based on a closing price of $16.75 on February 1, 1999, the date of exercise, on the Nasdaq National Market.
(6) Based on a closing price of $9.00 on May 3, 1999, the date of exercise, on the Nasdaq National Market.
(7) Includes 130,000 shares with respect to which Dr. Goldberg has transferred options to members of his family and with respect to which Dr. Goldberg disclaims beneficial interest.

Employment Agreements

  The Company has entered into an employment agreement with Michael M. Goldberg, M.D. expiring on July 31, 2000. Pursuant to the agreement, Dr. Goldberg is to serve as Chairman and Chief Executive Officer of the Company at an annual salary of $391,368 for the 2000 fiscal year and is to be nominated to serve as a member of the Board of Directors. Also pursuant to the agreement, Dr. Goldberg was granted an option to purchase 750,000 shares of the Common Stock at an exercise price of $8.625 per share.

  The agreement provide that, upon (i) termination by the Company either without cause or for any reason following a Change of Control (as defined in the agreement) or (ii) termination by Dr. Goldberg following an uncured breach or bankruptcy by the Company, the Company will make severance payments equal to the greater of (i) the compensation payable under the agreement from the date of termination to July 31, 2000 or (ii) one year's compensation under the agreement.

  Pursuant to an employment agreement with Sam J. Milstein, Ph.D., the President, Chief Scientific Officer and Secretary of the Company until January 1999, the Company (i) paid Dr. Milstein $124,064 in connection with his serving as an executive officer of the Company during the 1999 fiscal year and
(ii) paid or accrued for the payment of $489,309 to Dr. Milstein in connection with the termination of his employment with the Company.

Compensation Committee Report on Executive Compensation

  The Compensation Committee's policies applicable to the compensation of the Company's executive officers are based on the principle that total compensation should be set to attract and retain those executives critical to the overall success of the Company and should reward executives for their contributions to the enhancement of shareholder value.

  The key elements of the executive compensation package are base salary, employee benefits applicable to all employees and long-term incentive compensation in the form of stock options. In general, the Compensation Committee has adopted the policy that compensation for executive officers should be competitive with that paid by leading biotechnology companies for corresponding senior executives. The Compensation Committee also believes that it is important to have stock options constitute a substantial portion of executive compensation in order to help executives align their interests with those of the stockholders. The Compensation Committee's policy with respect to stock options is that their exercise prices should be equal to or above the fair market value of the Common Stock on the date of grant, that employee stock options should generally involve a five-year vesting period and that options previously granted at exercise prices higher than the current fair market value should not be repriced.

  In determining the compensation for each executive officer, the Compensation Committee generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at comparable companies, (ii) the input of other directors regarding individual performance of each executive officer and (iii) qualitative measures of Company performance such as progress in the development of the Company's technology, the engagement of corporate partners for the commercial development and marketing of products and the success of the Company in raising the funds necessary to conduct research and development and the fact that the Company continues to advance its technologies in various clinical trials. The Compensation Committee's consideration of such factors is subjective and informal.

  The compensation of Michael M. Goldberg, the Chief Executive Officer of the Company, for the 1999 fiscal year was as called for by his employment agreement with the Company entered into during the 1996 fiscal year and the Compensation Committee did not consider any amendments to the compensation thereunder. In approving the five-year employment agreement negotiated with Dr. Goldberg for the period ending July 31, 2000, the Compensation Committee concluded that Dr. Goldberg's leadership contributed significantly to the Company's achievements and progress in the past and that Dr. Goldberg will continue to make significant contributions to the Company's performance in the future.

               Compensation Committee of the Board of Directors

                                Howard M. Pack
                                Mark I. Greene
                                Joseph R. Robinson

Comparative Stock Performance Graph

  The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Pharmaceutical Index, assuming an investment of $100 on July 31, 1994 in each of the Company's Common Stock, the stocks comprising the Nasdaq Market Index and the stocks comprising the Nasdaq Pharmaceutical Index.

                                 [LINE GRAPH]

                          Emisphere Nasdaq Market Nasdaq Pharm.
                          --------- ------------- -------------
         7/31/94.........    100         100           100
         7/31/95.........    167         140           140
         7/31/96.........    182         153           170
         7/31/97.........    470         226           199
         7/31/98.........    258         266           200
         7/31/99.........    182         380           309

Section 16(a) Beneficial Ownership Reporting and Compliance

  Based solely on a review of the reports under Section 16(a) of the Exchange Act and representations furnished to the Company during the last fiscal year, the Company believes that each of the persons required to file such reports is in compliance with all applicable filing requirements.

   PROPOSALS II and III: APPROVAL OF AMENDMENTS TO THE COMPANY'S 1991 STOCK
             OPTION PLAN AND 1995 NON-QUALIFIED STOCK OPTION PLAN

  The Company's Board of Directors has determined that additional shares of the Common Stock should be made available for grants of stock options to the Company's officers and other employees and consultants who will be responsible for the profitability and long-term future growth of the Company. Accordingly, the Board has approved an amendment to the Company's 1991 Stock Option Plan (as amended, the "1991 Plan") to increase the maximum number of shares of the Common Stock available for the grant of options thereunder from 2,000,000 shares to 2,500,000 and an amendment to the Company's 1995 Non-Qualified Stock Option Plan (as amended, the "1995 Plan" and, collectively with the 1991 Plan, the "Plans") to increase the maximum number of shares of the Common Stock available for the grant of options thereunder from 2,350,000 shares to 2,550,000. As of October 31, 1999, options with respect to 2,249,560 shares were outstanding under the 1991 Plan and options with respect to 1,875,000 shares were outstanding under the 1995 Plan.

  If the amendments are not approved by the stockholders, the Company will have to reevaluate how it will provide incentives to the Company's existing and future officers and other employees and consultants.

Summary of the Plans

  The following is a brief summary of the Plans.

  Purpose. The purpose of the Plans is to foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of the Company.

  Eligible Employees. The eligible participants in the 1991 Plan are the Company's officers and other key employees and consultants, as determined and designated from time to time by the Company's Compensation Committee in its sole discretion. The eligible participants in the 1995 Plan are the Company's officers and other key executive employees, as determined and designated from time to time by the Company's Compensation Committee in its sole discretion.

  Grants Under the Plan. The 1991 Plan provides for the grant of options to purchase shares of the Common Stock, including options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1995 Plan provides for the grant of options to purchase shares of the Common Stock, such options not intending to qualify as such incentive stock options.

  Administration. The Plans are administered by the Compensation Committee of the Board of Directors of the Company, each member of which is intended to be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

  Subject to the provisions of the Plans, the Compensation Committee has the authority and discretion to grant options under the Plans, to interpret the provisions of the Plans and option agreements made thereunder and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plans.

  Maximum Shares to be Issued. The maximum number of shares that may be issued pursuant to the grant of options under the Plans is 2,500,000 in the aggregate with respect to the 1991 Plan and 2,550,000 in the aggregate with respect to the 1995 Plan (subject to anti-dilution adjustments). In the event a stock option granted under the Plans expires or terminates prior to exercise, the shares subject thereto will thereafter be available for further option grants.

  Terms of Stock Option Grants. The Compensation Committee specifies the terms and conditions of stock options granted under the Plans including without limitation the number of shares covered by each option, the exercise price, the option period, any vesting restrictions with respect to the exercise of the option and, with respect to the 1991 Plan, whether the option is intended to qualify as an incentive stock option. No option under the 1991 Plan may have an exercise price of less than the par value of the Common Stock or an option exercise period of more than ten years. Options intending to qualify as incentive stock options under the 1991 Plan and all options under the 1995 Plan must have an exercise price per share of not less than the fair market value of the Common Stock on the date of grant and an option exercise period of not more than ten years. Furthermore, an option intending to qualify as an incentive stock option and granted to a person who at the time of the grant holds more than 10% of the total combined voting power of all classes of stock of the Company must have an exercise price per share of not less than 110% of the fair market value of the Common Stock on the date of grant and an option exercise period of not more than five years.

  Restrictions on Transfer. Options under the Plans may not be transferred by an optionee other than by will or by the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee, except that an option under the 1995 Plan may be transferred to members of the optionee's family or trusts for their benefit.

  Federal Income Tax Consequences. The grant of options under the Plans will have no federal income tax consequences to either the Company or the option grantee. The exercise of incentive stock options will generally have no federal tax consequences to either the Company or the optionee, although the excess of the value of the stock over the exercise price is potentially subject to the alternative minimum tax under Section 55 of the Code. Upon exercise of options other than incentive stock options, the optionee is subject to federal income tax on the excess of the value of the stock over the exercise price and the Company is entitled to take a corresponding federal income tax deduction (subject to the limitation on deductibility of executive compensation).

  The foregoing is a general description of the federal income tax consequences relating to the grant and exercise of options under the Plans. It does not purport to cover the special rules under the Code, administrative and judicial interpretations, possible changes in the law or state and local income tax consequences.

  Amendment. The Board of Directors of the Company may at any time amend or terminate the Plans, provided that no such amendment may be made without the approval of the stockholders of the Company to the extent approval is required by applicable laws, rules or regulations and provided further that no amendment or termination may adversely affect the rights of an optionee with respect to an outstanding option.

Grant Information

  It is not possible to determine the stock option grants that will be made pursuant to the Plans in the future. The table below sets forth information regarding the option grants that have been made under the Plans since their inception.

                                                            Number of Shares
                                                           Underlying Options
                                                    Dollar -------------------
                 Name and Position                  Value* 1991 Plan 1995 Plan
                 -----------------                  ------ --------- ---------
Michael M. Goldberg................................   --     266,954 1,050,000
 Chairman of the Board and Chief
 Executive Officer
Robert A. Baughman, Jr. ...........................   --     165,268       --
 Senior Vice President and
 Director of Development
Lewis H. Bender....................................   --     141,976       --
 Senior Vice President, Business Development
Barry B. Kanarek...................................   --     125,000       --
 Senior Vice President, Clinical Affairs and
 Chief Medical Officer
Charles H. Abdalian, Jr. ..........................   --     100,000       --
 Vice President, Chief Financial Officer and
 Secretary
All current executive officers as a group..........   --     799,198 1,050,000
All current directors who are not executive
 officers as a group...............................   --      30,000       --
All employees, including all current officers who
 are not executive officers, as a group............   --   1,853,802   825,000

--------
* Based upon the excess of the fair market value of the Common Stock on the date of grant over the exercise price.

Voting

  The amendments to the Plans must be approved by a majority of the total votes cast on each proposal. An abstention from voting on either proposal will have the effect of a "no" vote. Broker non-votes are considered not cast and therefore will not affect the outcome of the vote.

  The Board of Directors of the Company deems the approval of the amendments to the 1991 Stock Option Plan and the 1995 Non-Qualified Stock Option Plan to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal II and FOR Proposal III.

       PROPOSAL IV: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected PricewaterhouseCoopers LLP to serve as independent accountants for the fiscal year ending July 31, 2000.
PricewaterhouseCoopers LLP has served as the Company's independent accountants since November 1991.

  A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions. Although it is not required to do so, the Board of Directors is submitting the selection of independent accountants for ratification at the meeting. If this selection is not ratified, the Board of Directors will reconsider its choice.

  On October 1, 1998 Emisphere Technologies, Inc. (the "Company") engaged PricewaterhouseCoopers LLP as the independent accountants to audit the financial statements of Ebbisham Limited ("Ebbisham"), the joint venture company then owned equally by the Company and Elan Corporation plc. KPMG, Ebbisham's independent chartered accountants upon whose opinion PricewaterhouseCoopers LLP relied for the period from the commencement of its operations on September 26, 1996 to July 31, 1997, continued as Ebbisham's independent chartered accountants but was dismissed by the Company with respect to an opinion upon which PricewaterhouseCoopers LLP relied for the fiscal years ended July 31, 1998 and 1999.

  Neither PricewaterhouseCoopers LLP's report on the Company's financial statements for the 1996 and 1997 fiscal years nor KPMG's report on Ebbisham for the period from the commencement of its operations to July 31, 1997 contained an adverse opinion or disclaimer of opinion and neither report was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's 1996 and 1997 fiscal years and the subsequent period preceding the dismissal of KPMG, there were neither (i) disagreements with KPMG on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter thereof in connection with its report nor (ii) any of the reportable events listed in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

  Prior to the engagement of PricewaterhouseCoopers LLP as the independent accountant to audit Ebbisham's financial statements, neither the Company nor Ebbisham consulted with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements. The Company's decision to change accountants with respect to the audit of Ebbisham's financial statements was not recommended or approved by the audit committee of the Company's Board of Directors.

  A majority of the votes cast (excluding abstentions and broker non-votes) at the meeting in person or by proxy is necessary for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company.

  The Board of Directors of the Company deems the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal IV.

                                   FORM 10-K

  Stockholders may obtain without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 by directing written requests to Investor Relations, Emisphere Technologies, Inc., 765 Old Saw Mill River Road, Tarrytown, New York 10591.

                             STOCKHOLDER PROPOSALS

  All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company contemplated to be held in January 2001 must be received by the Company no later than July 31, 2000, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

                                OTHER BUSINESS

  The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

  The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                          By order of the Board of Directors

                                          Charles H. Abdalian, Jr.
                                          Secretary

Tarrytown, New York
November 30, 1999

                          EMISPHERE TECHNOLOGIES INC.
                          765 OLD SAW MILL RIVER ROAD
                           TARRYTOWN, NEW YORK 10591
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Michael M. Goldberg, M.D. and Charles H. Abdalian, Jr., and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Emisphere Technologies, In. held of record by the undersigned on November 30, 1999 at the Annual Meeting of Stockholders to be held on January 18, 2000 or any adjournments or postponements thereof.
1. ELECTION OF DIRECTORS

        Nominee:        STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY
   Jere E. Goyan, Ph.D  NOMINEE BY DRAWING A LINE THROUGH OR OTHERWISE STRIKING
                        OUT THE NAME OF SUCH NOMINEE. ANY PROXY EXECUTED IN SUCH
                        MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE
                        ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH
                        AUTHORITY.
[_] GRANT authority to vote                      [_] WITHHOLD authority to vote
    for the nominee                                  for the nominee

2. Approval and adoption of the amendments to the Company's 1991 Stock Option
   Plan
        [_] FOR                 [_] AGAINST                     [_] ABSTAIN
3. Approval and adoption of the amendments to the Company's 1995 Non-Qualified Stock Option Plan
        [_] FOR                 [_] AGAINST                     [_] ABSTAIN
4. Ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending July 31, 2000
        [_] FOR                 [_] AGAINST                     [_] ABSTAIN
5. Authority to vote in their discretion on such other business as may properly come before the meeting
        [_] FOR                 [_] AGAINST                     [_] ABSTAIN

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS NAMED ABOVE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                   DATED: ______________________________________

                                   _____________________________________________
                                                     (Signature)

                                   _____________________________________________
                                              (Signature if held jointly)

                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.